Traeger Receives NYSE Continued Listing Standard Notice
Notice Has No Immediate Impact on the Listing or Trading of Traeger Common Stock

SALT LAKE CITY, UT – March 6, 2026 (BUSINESS WIRE) – Traeger, Inc. (“Traeger” or the “Company”) (NYSE: COOK) today announced that it has received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) on March 5, 2026 indicating that the average closing price per share of its common stock, $0.0001 par value per share (the “Common Stock”), was below $1.00 over a consecutive 30-day period, as required for continued listing under Section 802.01C of the NYSE Listed Company Manual.
In anticipation of addressing the minimum share price requirement, the Company held a special meeting of stockholders on March 2, 2026, at which the Company’s stockholders approved a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio ranging between 1‑for‑10 and 1‑for‑50, with the final ratio to be determined by the Company’s Board of Directors in its discretion. The reverse stock split is intended, among other things, to enable the Company to regain compliance with the NYSE’s minimum share price requirement.
The Company’s Board of Directors will determine whether and when to effect the reverse stock split and the specific ratio within the approved range. The reverse stock split, if effected, will be subject to the satisfaction of applicable conditions and the filing of an amendment to the Company’s certificate of incorporation.
The Company intends to continue to monitor the trading price of its Common Stock and to take such actions as may be necessary to regain compliance with the NYSE’s continued listing standards within the applicable cure period.
The NYSE notice does not affect the Company’s ongoing business operations, its reporting obligations with the Securities and Exchange Commission, nor does it trigger any violation of its debt obligations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s plans with respect to the NYSE notice of non-compliance, including a potential reverse stock split and estimated annualized run-rate savings from Project Gravity. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: reactions from our employees, vendors, customers, lenders and investors to the Company’s receipt of the NYSE notice of non-compliance, the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability to comply with other NYSE listing standards and maintain the listing of its common stock on the NYSE; the impact of management transitions on our common stock; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Stephanie Read
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com
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